Exhibit 4.2

GOODMAN GLOBAL GROUP, INC.

(as Issuer)

11.500% Senior Discount Notes due 2014

INDENTURE

Dated as of December 16, 2009

WELLS FARGO BANK, NATIONAL ASSOCIATION

(as Trustee)

i

Exhibit A	-	Form of Note
Exhibit B	-	Form of Certificate of Transfer
Exhibit C	-	Form of Certificate of Exchange
Exhibit D	-	Form of Certificate from Acquiring Institutional Accredited Investor

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.5
(b)	12.3
(c)	12.3
313 (a)	7.6
(b)(1)	N.A.
(b)(2)	7.6; 7.7
(c)	7.5; 7.6; 12.2
(d)	7.6
314 (a)	12.2; 12.5
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	N.A.
(e)	12.5
(f)	N.A.
315 (a)	7.1(b)
(b)	7.5; 12.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316 (a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	2.12
317 (a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318 (a)	12.1
(c)	12.1

N.A. means not applicable

*	This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE, dated as of December 16, 2009, by and between Goodman Global Group, Inc., a Delaware corporation (the “Issuer”), and Wells Fargo Bank, National Association, as trustee (including any successors thereto, the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11.500% Senior Discount Notes due 2014 (the “Notes”):

ARTICLE I

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.1. DEFINITIONS.

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend and the Original Issue Discount Legend, that will be issued in an aggregate amount of denominations of principal at maturity equal in total to the outstanding principal amount at maturity of the Notes not initially sold in reliance on Rule 903 of Regulation S or issued in the form of Definitive Notes.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuer or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of Notes:

(1) if the Specified Date occurs on one of the following dates (each, a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$571.91
June 15, 2010	$604.61
December 15, 2010	$639.38
June 15, 2011	$676.14
December 15, 2011	$715.02
June 15, 2012	$756.13
December 15, 2012	$799.61
June 15, 2013	$845.59
December 15, 2013	$894.21
June 15, 2014	$945.63
December 15, 2014	$1,000.00

(2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a

360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

(3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

“Acquired Indebtedness” means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Issuer, including by designation, or is merged or consolidated into or with the Issuer or one of its Subsidiaries.

“Additional Amounts” means all Additional Amounts then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than the Exchange Notes). All references herein to “Notes” shall be deemed to include Additional Notes except as stated otherwise.

“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall not include Subsidiaries.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

“Board of Directors” means the board of directors of the Issuer or any committee of the board of directors authorized, with respect to any particular matter, to exercise the power of the board of directors of the Issuer.

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Contribution” means any contribution to the equity of the Issuer from a direct or indirect parent of the Issuer for which no consideration (other than the issuance of Equity Interests (other than Disqualified Capital Stock)) is given.

“Capitalized Lease Obligations” means, as applied to any Person, at the time any determination is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be prepaid by the lessee without payment of a penalty.

“Capitalized Leases” means, as applied to any Person, all leases of property (whether real, personal or mixed) by such Person as a lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalent” means:

(1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand deposits, time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic or foreign commercial bank of recognized standing having capital and surplus in excess of $250,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(3) commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s;

(4) repurchase obligations having terms not more than seven days, with institutions meeting the criteria set forth in clause (2) above, for underlying securities of the types described in clause (2) or (3) above;

(5) interests in money market or mutual funds all of whose assets are invested in assets or securities of the type described in clauses (1) through (4) above;

(6) with respect to Investments by any Foreign Subsidiary, any demand deposit account;

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(8) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; or

(9) investments in mutual funds, 95% of more of the assets of which are invested in obligations of the types described in clauses (1) - (8) above;

and in the case of each of (1), (2), and (3), maturing within two years after the date of acquisition.

“Change of Control” means:

(A) prior to the consummation of the first Public Equity Offering after the Issue Date, (1) the Permitted Holders shall cease to beneficially own, in the aggregate, directly or indirectly, 35% of the voting power of the Voting Equity Interests of the Issuer (and its direct or indirect Parent Entities) (provided, that for purposes of determining the beneficial ownership of the Permitted Holders, Voting Equity Interests beneficially owned by the management of the Issuer (or its direct or indirect Parent Entities) shall be deemed not to exceed 10% of the outstanding Voting Equity of the Issuer (or its direct or indirect Parent Entities), or (2) any “person” (including any group that is deemed to be a “person”) (other than the Permitted Holders) is or becomes the beneficial owner of more of the voting or economic interests of the Issuer and its direct and indirect Parent Entities than is beneficially owned by the Investors,

(B) any merger or consolidation of the Issuer (or its direct or indirect Parent Entities) with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the Issuer’s assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” (including any group that is deemed to be a “person”) (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the transferee(s) or surviving entity or entities, unless the Investors, in the aggregate, beneficially own, directly or indirectly, a greater percentage of the voting power than such person,

(C) any “person” (including any group that is deemed to be a “person”) (other than the Permitted Holders) is or becomes the beneficial owner of more than 40% of the aggregate voting power of the Voting Equity Interests of the Issuer (or its direct or indirect Parent Entities), unless the Investors, in the aggregate, beneficially own, directly or indirectly, a greater percentage of the voting power than such person, or

(D) the Continuing Directors cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office (except by reason of temporary vacancies created by the death, incapacity or the unscheduled resignation of a director, prior to the replacement of such director).

As used in this definition, “person” (including any group that is deemed to be a “person”) has the meaning given by Sections 13(d) of the Exchange Act, whether or not applicable.

“Clearstream” means Clearstream Banking Luxembourg, or its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Consolidated Coverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided that for purposes of such calculation:

(1) any redesignation of an Unrestricted Subsidiary as a Subsidiary and any acquisition, in each case which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period;

(2) the incurrence of any Indebtedness or the issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom), other than Indebtedness incurred under any revolving credit facility, shall be assumed to have occurred on the first day of the Reference Period;

(3) if since the beginning of such period the Issuer or any Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a “Discharge”) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the net proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period;

(4) in the case of an incurrence, at any time during or after the Reference Period, of Indebtedness (including any Disqualified Capital Stock) with a floating interest or dividend rate, such floating interest or dividend rate shall be computed on a pro forma basis as if the rate applicable at the Transaction Date had been in effect from the beginning of the Reference Period to the Transaction Date, unless such Person or any of its Subsidiaries is a party to a Hedging Obligation that has the effect of fixing in whole or in part the interest rate or dividend rate on the date of computation, in which case such rate shall be used, without duplication, to the extent applicable to such Indebtedness; and

(5) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event and expected to be realized within the eighteen months following such event.

“Consolidated EBITDA” means, for any four quarter period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(1) total interest expense and, to the extent not reflected in such total interest expense, any losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such Hedging Obligations or such derivative instruments, and bank and letter of credit fees and costs of surety bonds in connection with financing activities;

(2) Cash Taxes;

(3) depreciation and amortization (including amortization of intangible assets established through purchase accounting and amortization of deferred financing fees or costs);

(4) Non-Cash Charges;

(5) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(6) the amount of expenses relating to payments made to option holders of the Issuer or any of its direct or indirect Parent Entities in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted in this Indenture;

(7) any non-cash loss attributable to the mark to market movement in the valuation of Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities”;

(8) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income for such period;

(9) any gain relating to Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (b)(3) and (b)(4) below;

(10) in the case of any period that includes a period ending prior to or during the fiscal quarter ending December 31, 2008, Transaction Expenses;

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(12) any income (loss) for such period attributable to the early extinguishment of Indebtedness, Hedging Agreements or other derivative instruments (other than commodity Hedging Agreements);

(13) changes as a result of the adoption or modification of accounting policies during such period;

(14) any loss from investments recorded using the equity method;

(15) losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(16) the amount of any net losses from discontinued operations in accordance with GAAP;

(17) non-recurring charges (including any unusual or non-recurring) operating expenses directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs and costs related to closure/consolidation of facilities, in each case, as determined by a responsible financial or accounting officer of the Issuer and approved by the Board of Directors of the ultimate Parent Entity of the Issuer and provided to the Trustee with a certificate of an Officer containing (i) the board resolution, and (ii) reasonable detail regarding such charges, within 10 Business Days of the use of the adjustment described in this clause (17) for purposes of the calculation of the Debt Incurrence Ratio for any purposes under this Indenture; and

(18) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions after the Issue Date), in each case in accordance with GAAP; provided that such restructuring charges, accruals and reserves shall not exceed an aggregate amount of $5,000,000 for such period;

less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(1) extraordinary gains and unusual or non-recurring gains;

(2) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(3) any non-cash gain attributable to the mark to market movement in the valuation of Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities”;

(4) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) that has been reflected in Consolidated Net Income in such period;

(5) any loss relating to Hedging Obligations (including Hedging Obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(7) and (a)(8) above;

(6) any income from investments recorded using the equity method;

(7) gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(8) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added (and not deducted in such period in calculating Consolidated Net Income); and

(9) Cash Taxes;

in each case, as determined on a consolidated basis for the Issuer and its Subsidiaries in accordance with GAAP; provided that, to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Hedging Agreements for currency exchange risk). Notwithstanding anything to the contrary contained herein, and subject to pro forma adjustment with respect to acquisitions and dispositions occurring following the Issue Date and adjustments provided under clause (a)(11) above, Consolidated EBITDA shall be deemed to be $46,960,000, $28,610,000, $141,590,000 and $129,220,000, respectively, for the fiscal quarters ended December 31, 2008, March 31, 2009, June 30, 2009, and September 30, 2009.

“Consolidated Fixed Charges” of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(1) interest expensed or capitalized, paid on, accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par and non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133—“Accounting for Derivative Instruments and Hedging Activities” and amortization of costs for the issuance of Indebtedness) or accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and Hedging Obligations (excluding, for the avoidance of doubt, amounts due upon settlement of any such Hedging Obligation), in each case to the extent attributable to such period, and excluding (i) the accretion of any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with the Merger or the Related Financing Transactions or any acquisition, (ii) penalties and interest relating to taxes, (iii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and (iv) any expensing of bridge, commitment and other financing fees;

(2) the product of (a) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person’s Wholly Owned Subsidiaries and than those paid solely in Equity Interests other than Disqualified Capital Stock) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and

(3) the product of (a) the amount of dividends accrued or payable in respect of any Disqualified Capital Stock of such Person and its Subsidiaries (other than those paid solely in Equity Interests other than Disqualified Capital Stock) times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) without duplication, interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (before preferred stock dividends and otherwise determined on a consolidated basis in accordance with GAAP) for such period, minus an amount equal to any payments made to a Parent Entity pursuant to clause (h) of Section 4.9 during such period, to the extent the expenses of such Parent Entity paid with the proceeds of such dividend would not otherwise reduce Consolidated Net Income, and adjusted to exclude (only to the extent included in computing such net income (or loss and without duplication) the amount (in the case of clauses (j) and (k)) or the After Tax Amount (in the case of clauses (a) through (i)) of:

(a) any gain, loss, charge or expense which is extraordinary (as determined in accordance with GAAP);

(b) the net income, if positive, of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person’s pro rata share of such Person’s net income for such period;

(c) the net income, if positive, of any of such Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary;

(d) the cumulative effect of a change in accounting principles;

(e) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of the Issuer, Goodman Global, Inc. or any guarantor under the Opco Notes;

(f) amounts resulting from currency fluctuations;

(g) any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142;

(h) any gains from key man life insurance to the extent used to make Restricted Payments pursuant to clause (a)(ii)(B) of the second paragraph under Section 4.9;

(i) [reserved];

(j) the amortization or write-off of any amounts as a result of applying purchase accounting, including applying purchase accounting to inventory, property and equipment, software and other intangible assets and deferred revenue, required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Subsidiaries), as a result of the Merger and Related Financing Transactions, any acquisition consummated prior to the Issue Date and any permitted acquisitions occurring after the Issue Date or the amortization or write-off of any amounts thereof; and

(k) to the extent deducted in arriving at net income, the provision for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise, and similar taxes paid or accrued during such period.

Consolidated Net Income shall be (x) reduced by the amount paid in cash or, without duplication, payable in cash (excluding deferred taxes and reserves for taxes) or (y) increased by the amount of refunds received in cash or, without duplication, receivable in cash (excluding deferred taxes and reserves for taxes), in either case, during such period for taxes based on income, profits or capital, including federal, foreign, state, franchise, excise, and similar taxes (“Cash Taxes”). In addition, Consolidated Net Income shall be reduced by an amount equal to $3,750,000 for each completed fiscal quarter occurring during such period; provided, however, that this reduction shall not be made in connection with determining “Consolidated EBITDA” for any period.

For purposes of calculating “Consolidated Net Income,” the “After Tax Amount” means, with respect to any item which Consolidated Net Income is adjusted to exclude, the aggregate amount of such item so excluded, multiplied by 1 minus the actual marginal combined tax rate; provided, with respect to any item so excluded which does not change the taxable income of the Issuer and its Subsidiaries, such marginal combined tax rate shall be zero. Notwithstanding the foregoing, and without duplication, to the extent that the tax impact of such item so excluded occurs over future periods, the cash tax adjustment associated with such item will be made in the periods in which the tax impact actually occurs. For the avoidance of doubt, for any period, the sum of (x) the After Tax Amount of all items excluded from Consolidated Net Income under clauses (a) through (i) above for such period plus (y) Consolidated Net Income for such period prior to the addition or reduction of such After Tax Amount, shall not exceed Consolidated Net Income for such period calculated as if such items had not occurred.

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are Consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Consolidation” means, with respect to the Issuer, the consolidation of the accounts of the Subsidiaries with those of the Issuer, all in accordance with GAAP; provided that “Consolidation” will not include the consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Issuer. The term “consolidated” has a correlative meaning to the foregoing.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Issuer.

“Continuing Director” means during any period of 12 consecutive months beginning after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Issuer or any Parent Entity, if such agreement was approved by a vote of such majority of directors).

“Credit Facilities” means the facilities or Indebtedness available under (1) the credit agreement, dated as of February 13, 2008, by and among Goodman Global, Inc., Chill Intermediate Holdings, Inc., General Electric Capital Corporation, as administrative agent and collateral agent, Barclays Capital and Calyon New York Branch, as joint lead arrangers, and the other financial institutions party thereto, with respect to an aggregate $800,000,000 term loan facility, (2) the credit agreement, dated as of February 13, 2008, by and among Goodman Global, Inc., Chill Intermediate Holdings, Inc., General Electric Capital Corporation, as administrative agent and collateral agent, Barclays Capital and Calyon New York Branch and General Electric Capital Corporation, as joint bookrunners, and General Electric Capital Corporation, as letter of credit issuer, and the other financial institutions party thereto, with respect to an aggregate $300,000,000 asset-based revolving credit facility and (3) any other agreements, instruments, indentures or other debt or financing arrangement, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement, indenture and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced (in whole or in part) or otherwise modified from time to time by one or more agreements, facilities, instruments, indentures, or any other debt or financing arrangement whether or not with the same agent, trustee, representative lenders or holders whether or not previously repaid in full or in part for any period of time, and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Credit Facilities” shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facilities and all refundings, refinancings and replacements of any Credit Facilities, including any agreements, facilities, instruments, indentures, or any other debt or financing arrangement:

(a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuer and its Subsidiaries and their respective successors and assigns; or

(c) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6, in the form of Exhibit A except that such Note shall not include the information called for by footnotes 1, 3, 5, 6, 8 and 11 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include such successor.

“Disqualified Capital Stock” means with respect to any Person, (1) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes or the date the Notes are no longer outstanding, (2) any preferred stock of the Issuer that is issued for cash and is so designated as Disqualified Capital Stock, pursuant to an Officers’ Certificate on the issuance date thereof, and (3) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Issuer to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as are required to be purchased pursuant to the provisions of Sections 4.12 and 4.13 hereof.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Equity Interests” means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.

“Event of Loss” means, with respect to any property or asset, any (1) loss, destruction or damage of such property or asset or (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.6(f) hereof.

“Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Exempted Affiliate Transaction” means (1) customary employee compensation arrangements approved by a majority of independent (as to such transactions) members of the Board of Directors and reasonable and customary directors fees, indemnification and similar arrangements provided for the benefit of current or former officers, directors, employees or consultants of the Issuer or any of its Subsidiaries, and payments pursuant thereto, (2) transactions solely between or among the Issuer and any of its Subsidiaries or solely among Subsidiaries of the Issuer, (3) payment of any Restricted Payment or any Investment in an Unrestricted Subsidiary, in each case, not prohibited by this Indenture, (4) payments or loans to employees or consultants of the Issuer, any of its Subsidiaries, and employment agreements, stock option plans and other similar arrangements with such employees or consultants which are approved by a majority of the Board of Directors of the Issuer in good faith, (5) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, (6) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person, (7) any issuance of Equity Interests (other than Disqualified Capital Stock) of the Issuer to Affiliates or to any director, officer, employee or consultant of the Issuer, any of its Parent Entities or any of its Subsidiaries or any contribution to the capital of the Issuer, any of its Parent Entities or any of its Subsidiaries by Affiliates of the Issuer, (8) the provision of administrative services and therefore, of supplies and equipment, to any Unrestricted Subsidiary on substantially the same terms provided to or by Subsidiaries, (9) payment of any Tax Payments that are not prohibited by this Indenture, (10) the existence of, or the performance by the Issuer or any of its Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be considered an Exempt Affiliate Transaction to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole, (11) payment of out-of-pocket expenses of the Hellman & Friedman LLC and its Affiliates incurred by them in connection with advisory services provided to the Issuer or any of its Parent Entities; provided that the amount of such payments pursuant to this clause (11) shall not exceed up to $1,500,000 in any calendar year, and (12) payment of the Special Dividend.

“Existing Indebtedness” means the Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Facilities) in existence on the Issue Date, reduced to the extent such amounts are repaid, refinanced or retired.

“Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuer.

“Foreign Subsidiary” means any Subsidiary of the Issuer which is not organized under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on January 1, 2008.

“Global Notes” means one or more Notes in the form of Exhibit A, that includes the information referred to in footnotes 1, 3, 5, 6 and 11 to such form of Note, issued under this Indenture and, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Hedging Agreement” shall mean (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedging Agreements, that are not entered into for speculative purposes.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” of any Person means, without duplication:

(1) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (b) evidenced by bonds, Notes, debentures or similar instruments, (c) representing the balance deferred and unpaid of the purchase price of any property or services, in each case, except (i) those incurred in the ordinary course of its business that would constitute a trade payable to trade creditors and (ii) any earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP;

(2) all liabilities and obligations, contingent or otherwise, of such Person (a) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (b) relating to any Capitalized Lease Obligation, or (c) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

(3) all net obligations of such Person under Hedging Obligations;

(4) all liabilities and obligations of others of the kind described in the preceding clause (1), (2) or (3) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such Person;

(5) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3) or (4), or this clause (5), whether or not between or among the same parties; and

(6) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (A) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (B) the principal amount thereof in the case of any other Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchasers” means the initial purchasers of the Notes under the Purchase Agreement, dated as of December 11, 2009, among the Issuer and J.P. Morgan Securities Inc., as representative of such initial purchasers.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investment” by any Person in any other Person means (without duplication):

(1) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person;

(2) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person), other than accounts receivable, trade credit, advances to customers, commissions travel and similar advances to officers and employees, endorsements for collection or deposits arising in the ordinary course of business;

(3) other than guarantees of Indebtedness of the Issuer or any Subsidiary to the extent permitted by Section 4.7, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(4) the making of any capital contribution by such Person to such other Person; and

(5) the designation by the Board of Directors of any Person to be an Unrestricted Subsidiary.

The Issuer shall be deemed to make an Investment in an amount equal to the Fair Market Value of the Issuer’s or its Subsidiaries’ equity or debt investment in such Person (or, if neither the Issuer nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuer or a Subsidiary of the Issuer shall be deemed an Investment valued at its Fair Market Value at the time of such transfer. The Fair Market Value of each Investment shall be measured at the time made or returned, as applicable.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investors” means Hellman & Friedman LLC, and its Affiliates that are collective investment vehicles for which Hellman & Friedman LLC or its direct or indirect subsidiaries act directly or indirectly as general partner, investment manager, managing member or in a similar capacity (any of the foregoing, a “H&F Investment Vehicle”); provided that with respect to any Investment Vehicle formed after the Issue Date, (a) such H&F Investment Vehicle shall not have been formed primarily to hold securities of the Issuer (or any of its direct or indirect Parent Entities), or (b) the limited partners or members of such H&F Investment Vehicle shall consist solely of (i) Persons that are limited partners or members of other H&F Investment Vehicles as of the Issue Date or (ii) Affiliates of Persons described in clause (i). Notwithstanding the foregoing, portfolio companies of any of the foregoing shall not constitute “Investors.”

“Issue Date” means the date of first issuance of the Notes under the Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

“Merger” means the merger of Chill Acquisition, Inc. with and into Goodman Global, Inc., with Goodman Global, Inc. as the surviving corporation and a wholly owned indirect Subsidiary of the Issuer, pursuant to the Agreement and Plan of Merger, dated as of October 21, 2007, by and among Chill Acquisition, Inc., Goodman Global, Inc., and the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received by the Issuer in the case of a sale of Equity Interests (other than Disqualified Capital Stock) or a Capital Contribution and by the Issuer and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Equity Interests (other than Disqualified Capital Stock) upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuer that were issued for cash on or after the Issue Date, the amount of cash originally received by the Issuer upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the direct costs relating to such Asset Sale or issuance of Equity Interests (other than Disqualified Capital Stock), including, without limitation, legal, accounting, investment banking and other professional fees, and brokerage and sales commissions and any relocation expenses incurred as a result thereof incurred in connection with such Asset Sale or sale of Equity Interests (other than Disqualified Capital Stock), and, in the case of an Asset Sale only, less (1) the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid by the Issuer or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carry-forwards, and similar tax attributes, (2) cash payments attributable to Persons owning an interest (other than a Lien) in the assets subject to the Asset Sale, (3) any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liability associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (4) any holdbacks with respect to indemnification obligations or purchase price adjustments pending receipt thereof.

“Non-Cash Charges” shall mean (1) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long lived assets, and investments in debt and equity securities pursuant to GAAP, (2) all losses from investments recorded using the equity method, (3) all non-cash compensation expenses, (4) the non-cash impact of purchase accounting and (5) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-U.S. Person” means any Person other than a U.S. Person.

“Notes” means the notes issued on the Issue Date, any Exchange Notes and any Additional Notes.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligation” means any principal (Accreted Value), premium, monetary penalty or damages, due by the Issuer under the terms of the Notes or this Indenture, including any Additional Amounts due pursuant to the terms of the Registration Rights Agreement.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of the Issuer, that meets the requirements of Sections 12.4 and 12.5.

“Offering” means the initial offering of the Notes by the Issuer.

“Offering Memorandum” means the confidential offering memorandum, dated December 11, 2009, pursuant to which the Notes were offered and sold in the Offering.

“Opco Notes” means the 13.50%/14.00% Senior Subordinated Notes due 2016 of Goodman Global, Inc.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Sections 12.4 and 12.5, which opinion may be subject to customary assumptions, limitations and qualifications. The counsel may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Original Issue Discount Legend” means the legend set forth in Section 2.6(g)(iv) hereof to be placed on all Notes issued with original issue discount.

“Parent Entity” means a Person that holds, directly or indirectly, Voting Equity Interests of the Issuer with voting power, in the aggregate, at least 50% of the total voting power of the Voting Equity Interests of the Issuer.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Holders” means (a) each of the Investors, (b) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) consisting solely of the Investors and members of management of the Issuer (or any of its direct or indirect Parent Entities), and (c) so long as no person (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), other than a group described in clause (b), has beneficial ownership of a greater voting or economic interests represented by the Equity Interests of the Issuer and its direct or indirect Parent Entities, members of management of the Issuer (or any of its direct or indirect Parent Entities).

“Permitted Indebtedness” means:

(1) Indebtedness incurred by the Issuer, evidenced by the Notes issued pursuant to this Indenture on the Issue Date and Exchange Notes issued therefor, less any amounts repaid or retired;

(2) Refinancing Indebtedness incurred by the Issuer and the Subsidiaries, as applicable (including Disqualified Capital Stock), with respect to Indebtedness described in clauses (1), (2) and (10) of this definition or incurred pursuant to the Debt Incurrence Ratio test set forth in Section 4.7;

(3) Indebtedness incurred by the Issuer and the Subsidiaries solely in respect of bankers acceptances, discounted bills of exchange, discounting or factoring of receivables, reimbursement obligations with respect to letters of credit, performance bonds, bid and surety bonds and completion guarantees and Indebtedness in respect of workers’ compensation claims in each, to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money incurred in the ordinary course of business;

(4) Indebtedness incurred by the Issuer that is owed to (borrowed from) any Subsidiary, and Indebtedness incurred by a Subsidiary owed to (borrowed from) any other Subsidiary or the Issuer; provided that any event that causes any Subsidiary to which such Indebtedness is owed no longer to be a Subsidiary (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to Section 4.7;

(5) guarantees by the Issuer or any Subsidiary of any Indebtedness or other obligations of the Issuer or any Subsidiary that was permitted to be incurred pursuant to this Indenture;

(6) Hedging Obligations incurred by the Issuer and the Subsidiaries that are incurred for the purpose of fixing or hedging interest rate, currency or commodity risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding or any receivable, liability or contractual provision the payment in respect of which is determined by reference to a foreign currency or commodity; provided that such obligations shall be Permitted Indebtedness under this clause (6) only to the extent that the notional amount of any such Hedging Obligation does not exceed the principal amount of any other Indebtedness to which such Hedging Obligation relates;

(7) Indebtedness incurred by the Issuer and the Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within ten Business Days;

(8) Indebtedness incurred by the Issuer and the Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary or Unrestricted Subsidiary of the Issuer in accordance with the terms of this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary or Unrestricted Subsidiary for the purpose of financing such acquisition;

(9) Indebtedness incurred by the Issuer and the Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit; provided that such letter of credit was permitted to be issued under Section 4.7;

(10) Indebtedness of Persons that are acquired by the Issuer or any Subsidiary or merged into a Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness is not incurred in contemplation of such acquisition or merger; provided, further, that the Debt Incurrence Ratio prior to such acquisition or merger is greater than 1.25 to 1.0 and, after giving pro forma effect to such acquisition or merger, the Debt Incurrence Ratio is equal to or greater than immediately prior to such acquisition or merger;

(11) Indebtedness incurred by the Issuer and the Subsidiaries, the net proceeds of which are used to satisfy, defease or discharge the Notes as provided under Article VIII hereof;

(12) Indebtedness of the Issuer and the Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;

(13) Indebtedness issued by the Issuer and the Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect Parent Entity of the Issuer to the extent described in clause (a) of the second paragraph of Section 4.9; provided, that such Indebtedness (a) is unsecured, (b) is Subordinated Indebtedness, (c) has a maturity after the Stated Maturity, and (d) provides for no cash interest payments or other payments if any Default or Event of Default has occurred and is continuing; and

(14) Indebtedness incurred by the Issuer and the Subsidiaries in connection with customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business.

“Permitted Investment” means:

(1) any Investment in any of the Notes;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by the Issuer or any Subsidiary: (a) in the Issuer (excluding payments to any securityholder of the Issuer by a Subsidiary of the Issuer), (b) in any Subsidiary, or (c) in any Person if as a result of such Investment such Person becomes a Subsidiary or such Person is merged with or into the Issuer or a Subsidiary;

(4) other Investments in any Person or Persons, provided that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (4) that are outstanding (after giving effect to any such Investments that are returned to the Issuer or the Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (4) in such Person), at any time does not in the aggregate exceed $17,500,000 (measured by the value attributed to the Investment at the time made, without giving effect to subsequent change in value);

(5) any Investment in any Person solely in exchange for Equity Interests (other than Disqualified Capital Stock) of the Issuer or a Parent Entity;

(6) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12;

(7) Investments represented by Hedging Obligations;

(8) Investments in customers and suppliers that either (a) generate accounts or notes receivable, or (b) are accepted in settlement of bona fide disputes;

(9) Investments in the form of loans or advances to employees for travel, relocation and like expenses, in each case, consistent with the Issuer’s past practices;

(10) Investments received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy, insolvency, reorganization, recapitalization or liquidation of any Person as a result of a foreclosure by the Issuer or any of its Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default; or the good faith settlement of debts of, or litigation or disputes with, any Person that is not an Affiliate;

(11) Investments of the Issuer and its Subsidiaries existing on the Issue Date;

(12) Investments in Wholly Owned Subsidiaries that are Foreign Subsidiaries, provided that the aggregate amount of such Investments outstanding at any time shall not exceed $25,000,000;

(13) [RESERVED]; and

(14) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment made in the ordinary course of business.

“Permitted Lien” means:

(1) Liens existing on the Issue Date;

(2) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

(3) statutory Liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, provided that (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

(4) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature incurred in the ordinary course of business;

(5) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Issuer or any of its Subsidiaries;

(6) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

(7) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal-bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(8) Liens securing the Notes;

(9) Liens securing Indebtedness of a Person existing at the time such Person is merged with or into the Issuer or Liens securing Indebtedness incurred in connection with an acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets owned by the Issuer or any of its Subsidiaries;

(10) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to Section 4.7, provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness;

(11) leases or subleases or licenses or sublicenses (including of intellectual property) granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuer or any of its Subsidiaries;

(12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer in the ordinary course of business;

(13) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured (other than Indebtedness secured pursuant to clause (28)) in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, and provided that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the amount of Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time of such refinancing (but only to the extent such committed amount, if not incurred at the time of such refinancing, would have been permitted to be incurred and secured under this Indenture on the date of such refinancing) and (ii) an amount necessary to pay any fees and expenses including premiums, related to such financing, refunding, extension, renewal or replacement;

(14) [RESERVED];

(15) [RESERVED];

(16) Liens securing Hedging Obligations;

(17) [RESERVED];

(18) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19) [RESERVED];

(20) Liens on equipment of the Issuer granted in the ordinary course of business;

(21) deposits made in the ordinary course of business to secure liability to insurance carriers under insurance or self-insurance arrangements;

(22) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $10,000,000 at any one time outstanding;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.9, provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

(26) Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer or (c) relating to purchase orders and other agreements entered into with customers of the Issuer in the ordinary course of business;

(27) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(28) Liens (a) in respect of sale leasebacks permitted by the credit facility described in clause (1) of the definition of Credit Facilities, and (b) securing Refinancing Indebtedness incurred to refinance any Indebtedness incurred to refinance the sale leasebacks described in clause (a) in a manner no more adverse to the Holders than the terms of the Liens securing such sale leaseback, and provided that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (ii) such Indebtedness shall provide no recourse to the Issuer or any of its Subsidiaries other than with respect to foreclosure upon the collateral securing such Lien;

(29) Liens (a) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 4.9 to be applied against the purchase price for such Investment, and (b) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under Section 4.12, in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien; and Liens solely on any cash earnest money deposits made by the Issuer or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted by this Indenture;

(30) Liens on Capital Stock in joint ventures securing obligations of such joint venture;

(31) [RESERVED];

(32) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Subsidiary in the ordinary course of business; and

(33) [RESERVED].

“Person” or “person” means (unless stated otherwise) any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

“Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(i) to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Public Equity Offering” means an underwritten public offering generating net cash proceeds in excess of $100,000,000 pursuant to a registration statement filed with the Commission in accordance with the Securities Act of (1) common stock of the Issuer or (2) common stock of any Parent Entity, to the extent that the cash proceeds therefrom are used as a Capital Contribution to the Issuer.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which is incurred within 270 days following with such acquisition, construction, installation or improvement and is secured only by the assets so financed. For the avoidance of doubt, it is understood and agreed that Purchase Money Indebtedness may be incurred under the Credit Facilities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means any public or private sale of (1) Equity Interests (other than Disqualified Capital Stock) by the Issuer other than to an Affiliate or (2) Equity Interests by the Parent Entity where the Net Cash Proceeds of such sale are contributed to the Issuer as a Capital Contribution substantially concurrently therewith, and in each case, other than public offerings registered on a Form S-8.

“Qualified Exchange” means:

(1) any issuance of Equity Interests (other than Disqualified Capital Stock) of the Issuer or any Parent Entity in exchange for any Capital Stock or Indebtedness of the Issuer; or

(2) any issuance of Refinancing Indebtedness (including Disqualified Capital Stock) of the Issuer in exchange for, or the proceeds of which are used to purchase, Indebtedness (including Disqualified Capital Stock) of the Issuer.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Recourse Indebtedness” means Indebtedness as to which either the Issuer or any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

“Refinancing Indebtedness” means Indebtedness (including Disqualified Capital Stock) (1) issued in exchange for, or the proceeds from the issuance and sale of which are used within 60 days to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a “Refinancing”), any Indebtedness (including the Notes and Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses (including defeasance costs) incurred in connection with the Refinancing plus the amount of any premium paid (including reasonable tender premiums) in connection with such Refinancing) the lesser of (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided that (i) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (ii) such Refinancing Indebtedness shall (A) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (B) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (iii) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and (iv) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, and provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (I) the outstanding principal amount or, if greater, committed amount of the Indebtedness at the time the original Lien became a Permitted Lien under this Indenture, and (II) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement. For the avoidance of doubt, Indebtedness (other than Disqualified Capital Stock), shall not constitute “Refinancing Indebtedness” in connection with a Refinancing of Disqualified Capital Stock.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend and the Original Issue Discount Legend, that will be issued in an aggregate amount of denominations of principal at maturity equal in total to the outstanding principal amount at maturity of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Original Issue Discount Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations of principal at maturity equal in total to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(iii), which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of Issue Date, by and among the Issuer and J.P. Morgan Securities Inc., as representative of the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means the business conducted (or proposed to be conducted) by the Issuer and its Subsidiaries as of the Issue Date or any reasonable extension thereof and any and all businesses that in the good faith judgment of the Board of Directors are materially related, ancillary or complementary businesses.

“Related Business Asset” means assets (except in connection with the acquisition of a Subsidiary in a Related Business, other than Notes, bonds, obligations and securities) and capital expenditures, in each case that, in the good faith reasonable judgment of the Board of Directors, will immediately constitute, be a part of, or be used in, a Related Business of the Issuer or a Subsidiary.

“Related Financing Transactions” means the financing transactions in connection with the consummation of the Merger, including the related equity investment by the Investors, members of management and others, the execution of, and borrowings on February 13, 2008 under, the Credit Facilities and the pledge and security arrangements in connection with the foregoing, the entry into the indenture, the related purchase agreement with the initial purchasers thereunder and the registration rights agreement in connection with the Opco Notes, the refinancing, repurchase, redemption and/or repayment of the 7-7/8% Senior Subordinated Notes of Goodman Global Holdings, Inc. and the Senior Floating Rate Notes of Goodman Global Holdings, Inc. outstanding immediately prior to the Merger and certain other existing indebtedness of Goodman Global, Inc. and its Subsidiaries, the consummation of any other transactions connected with the Merger or the foregoing and the payment of fees and expenses in connection with the Merger or any of the foregoing.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Trustee, including any Vice President, any Second Vice President, any trust officer or any other officer of the Trustee performing functions similar to those performed by the persons who at the time shall be such officers, and any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend and the Original Issue Discount Legend, issued under this Indenture; provided that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

“Restricted Payment” means, with respect to any Person:

(1) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person by the Issuer or any Subsidiary of the Issuer;

(2) any payment (except to the extent made with Equity Interests (other than Disqualified Capital Stock)) by the Issuer or any Subsidiary of the Issuer on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person;

(3) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by the Issuer or any Subsidiary of the Issuer prior to the scheduled maturity, prior to any scheduled repayment of principal, or prior to any scheduled sinking fund payment, as the case may be, of such Indebtedness, other than:

(a) Indebtedness permitted under clause (4) of the definition of “Permitted Indebtedness”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; and

(4) any Restricted Investment by such Person,

provided, however, that the term “Restricted Payment” does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in Equity Interests (other than Disqualified Capital Stock) of such issuer or (ii) any dividend, distribution or other payment to the Issuer, or to any Subsidiary of the Issuer, by the Issuer or any of its Subsidiaries and any Investment in any Subsidiary by the Issuer or any other Subsidiary and any Investment in the Issuer by any Subsidiary of the Issuer so long as the Issuer receives the proceeds of such Investment in the Issuer.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that would constitute a “significant subsidiary” as defined in Regulation S-X of the Securities Act, as in effect on the Issue Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Special Dividend” means (1) a special dividend on the Capital Stock of the Issuer and (2) distributions in respect of options to purchase Capital Stock of the Issuer paid to the holders thereof, in an aggregate amount not to exceed $427,000,000, which dividend shall be declared substantially concurrently with the consummation of the initial offering of the Notes and which dividend and distributions shall be paid within fifteen Business Days thereof (except that distributions in respect of option holders shall not be subject to such fifteen Business Day period to the extent that the relevant options have not yet vested).

“Stated Maturity,” when used with respect to any Note, means December 15, 2014.

“Subordinated Indebtedness” means Indebtedness of the Issuer that is subordinated in right of payment by its terms or the terms of any document or instrument relating thereto (“contractually”) to the Notes in any respect.

“Subsidiary,” with respect to any Person, means (1) a corporation a majority of whose Voting Equity Interests, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, and (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority of the Voting Equity Interests, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Issuer or of any Subsidiary of the Issuer. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Issuer.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transaction Expenses” means any fees or expenses incurred or paid by the Issuer, any Parent Entity or any of their Subsidiaries in connection with the Merger and the Related Financing Transactions.

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Subsidiary” means any subsidiary of the Issuer designated by the Board of Directors as an “Unrestricted Subsidiary,” provided that, at the time of designation by the Board of Directors, such subsidiary does not directly, indirectly or beneficially own any Capital Stock of, and Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary of the Issuer; provided further, that such Subsidiary at the time of such designation (1) has no Recourse Indebtedness; (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer (unless in compliance with Section 4.11); (3) is a Person with respect to which neither the Issuer nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (4) does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Issuer or any of its Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided that (a) no Default or Event of Default is existing or will occur as a consequence thereof and (b) immediately after giving effect to such designation, on a pro forma basis, either (i) the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 or (ii) so long as the Debt Incurrence Ratio prior to such designation is greater than 1.25 to 1.0, the Debt Incurrence Ratio would be greater than such ratio immediately prior to such designation. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

“Wholly Owned Subsidiary” means a Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or one or more Wholly Owned Subsidiaries of the Issuer or a combination thereof.

Section 1.2. OTHER DEFINITIONS.

Term	Defined in Section
“Acceleration Notice”	6.2(a)
“Affiliate Transaction”	4.11
“After Tax Amount”	Definition of “Consolidated Net Income”
“Asset Sale”	4.12
“Asset Sale Amount”	4.12
“Asset Sale Offer”	4.12
“Asset Sale Offer Amount”	4.12
“Asset Sale Offer Price”	4.12
“Asset Sale Offer Period”	4.12
“Authentication Order”	2.2
“Cash Taxes”	Definition of “Consolidated Net Income”
“Change of Control Offer”	4.13
“Change of Control Offer Period”	4.13
“Change of Control Purchase Date”	4.13
“Change of Control Purchase Price”	4.13
“Covenant Defeasance”	8.3
“Covenant Suspension Event”	4.19
“Debt Incurrence Ratio”	4.7
“Discharge”	Definition of “Consolidated Coverage Ratio”
“DTC”	2.3
“Excess Proceeds”	4.12
“incur” or “incurrence”	4.7
“Incurrence Date”	4.7
“Issuer”	Preamble
“Issuer Affiliated Group”	4.9(h)
“Legal Defeasance”	8.2
“Notes”	Preamble
“Paying Agent”	2.3
“Payment Default”	6.1
“Registrar”	2.3
“Refinancing”	Definition of “Refinancing Indebtedness”
“Reversion Date”	4.19
“Suspended Covenants”	4.19
“Suspension Period”	4.19
“Tax Payment”	4.9(h)
“Transaction Date”	Definition of “Consolidated Coverage Ratio”
“Trustee”	Preamble

Section 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission;

“obligor” on the Notes means the Issuer and any successor obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

(A) a term has the meaning assigned to it;

(B) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(C) “or” is not exclusive;

(D) words in the singular include the plural, and in the plural include the singular;

(E) provisions apply to successive events and transactions;

(F) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision and, unless the context otherwise requires, any references to “Articles”, “Section”, “Exhibit” or other subdivision refers to an Article, Section, Exhibit or other subdivision, as the case may be, of this Indenture;

(G) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;

(H) calculation of amounts for purposes of any provision of this Indenture shall be without duplication of amounts otherwise included in such calculation; and

(I) any amount requiring calculation of a U.S. dollar-equivalent of a currency other than U.S. dollars shall be based on the exchange rate in effect at the time of the transaction or calculation, as applicable, without regard to subsequent fluctuations in such exchange rate.

ARTICLE II

THE NOTES

Section 2.1. FORM AND DATING.

(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 of principal amount at maturity and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at maturity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6.

(c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.2. EXECUTION AND AUTHENTICATION. An Officer shall sign the Notes for the Issuer by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee or other authentication agent appointed by the Trustee as provided herein. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount at maturity stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $586,000,000 in aggregate principal amount at maturity. In addition, at any time and from time to time, the Trustee shall, upon an Authentication Order, authenticate Additional Notes or Exchange Notes for issuance up to the aggregate principal amount at maturity stated in such Authentication Order for such Additional Notes or Exchange Notes issued hereunder. The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.3. REGISTRAR, PAYING AGENT AND DEPOSITARY. The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar. The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish, or shall cause the Registrar (if other than the Issuer) to furnish, to the Trustee at such times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.6. TRANSFER AND EXCHANGE.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes and the Issuer thereupon fails to appoint a successor Depositary within 90 days or (y) the Depositary is no longer a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor Depositary within 90 days, (ii) the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount at maturity of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Issuer and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (B)(i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Issuer, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuer or its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Note(s) pursuant to Section 2.6(h).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(ii) and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer (or such other certification as the Issuer or its counsel determines to be required under applicable laws);

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a

Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the aggregate principal amount at maturity of the beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof; or

(D) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h), and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount at maturity. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the exchange or transfer complies with the requirements of Section 2.6(b)(ii) and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer (or such other certification as the Issuer or its counsel determines to be required under applicable law);

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section

2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount at maturity of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h), and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount at maturity. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

(iv) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by the Issuer, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuer or its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon presentation or surrender to the Registrar of such Restricted Definitive Note duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing and receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof; or

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount at maturity of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer (or such other certifications as the Issuer or its counsel determines to be required under applicable law);

(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount at maturity of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the

Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount at maturity of one of the Unrestricted Global Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f), and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer (or such other certification as the Issuer or its counsel determines to be required under applicable law);

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount at maturity equal to the sum of (A) the principal amount at maturity of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer (or such other certification as the Issuer or its counsel determines to be required under applicable law), and accepted for exchange in the Exchange Offer and (B) the principal amount at maturity of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(ii) and (ii) Definitive Notes in an aggregate principal amount at maturity equal to the principal amount at maturity of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount at maturity of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount at maturity.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii) Reg S Temporary Global Note Legend. To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(iv) Original Issue Discount Legend. Each Note issued with original issue discount shall bear a legend in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, GOODMAN GLOBAL GROUP, INC., 5151 SAN FELIPE, SUITE 500, HOUSTON, TX 77056, TELEPHONE NUMBER (713) 861-2500.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount at maturity of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 or at the Registrar’s request.

(ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.12 and 4.13).

(iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection or (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2.

(viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibit B, C or D, as applicable. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee and the Issuer receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8. OUTSTANDING NOTES. The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note. If a Note is replaced pursuant to Section 2.7, such Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding. If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding.

Section 2.9. TREASURY NOTES. In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. TEMPORARY NOTES. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. CANCELLATION. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or an Affiliate of the Issuer), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer from time to time upon written request. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. [RESERVED]

Section 2.13. CUSIP NUMBERS. The Issuer in issuing the Notes may use “CUSIP”, “ISIN” or other identifying numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” , “ISIN” and other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the “CUSIP”, “ISIN” or other identifying numbers.

Section 2.14. ISSUANCE OF ADDITIONAL NOTES. The Issuer may, subject to Section 4.7 and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III

REDEMPTION

Section 3.1. NOTICES TO TRUSTEE. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers’ Certificate setting forth (i) the redemption date, (ii) the principal amount at maturity of Notes to be redeemed, (iii) the redemption price and the Accreted Value of the Notes on the redemption date and (iv) the paragraph of the Note and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed.

Section 3.2. SELECTION OF NOTES TO BE REDEEMED. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes or portions thereof to be redeemed among the Holders of the Notes pursuant to the rules of DTC, if applicable, or on a pro rata basis. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof to be redeemed. Notes and portions of Notes in denominations of larger than $2,000 of principal amount at maturity selected shall be in minimum amounts of $2,000 of principal amount at maturity or integral multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3. NOTICE OF REDEMPTION. Subject to the provisions of Section 3.7 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer shall mail or cause to be mailed, by first class mail, or otherwise delivered in accordance with the procedures of the Depositary, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price and the Accreted Value of the Notes on the redemption date;

(c) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in a principal amount at maturity equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that the principal on Notes called for redemption ceases to accrete on and after the redemption date, provided that, if the Issuer defaults in making such redemption payment, interest will accrue on the overdue amounts at 11.500% per annum;

(g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP and other identifying numbers, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.1.

Section 3.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.3, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.5. DEPOSIT OF REDEMPTION PRICE.

(a) Prior to 12:00 noon Eastern time on the redemption date, the Issuer shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and Additional Amounts, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and Additional Amounts, if any, on all Notes to be redeemed.

(b) If the Issuer complies with the provisions of clause (a) of this Section 3.5, on and after the redemption date, principal shall cease to accrete on the Notes or the portions of Notes called for redemption. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, principal shall continue to accrete on such Notes from the redemption date until the date on which the Issuer pays an amount equal to (i) the redemption price (expressed as a percentage of Accreted Value), multiplied by (ii) the aggregate Accreted Value of such Notes as of the date on which the Issuer makes such payment.

Section 3.6. NOTES REDEEMED IN PART.

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

Section 3.7. OPTIONAL REDEMPTION.

(a) The Notes will be redeemable for cash at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address, or otherwise delivered in accordance with the procedures of the Depositary, at the following redemption prices (expressed as percentages of the Accreted Value on the applicable redemption date) if redeemed during the 12-month period commencing on the respective dates indicated below, in each case together with Additional Amounts, if any, thereon:

Year	Percentage
December 16, 2009	102.00%
December 15, 2010	104.00%
December 15, 2011	102.00%
December 15, 2012 and thereafter	100.00%

(b) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof and must relate to at least the lesser of (x) $5,000,000 aggregate principal amount at maturity of Notes to be redeemed, and (y) all of the outstanding Notes.

ARTICLE IV

COVENANTS

Section 4.1. PAYMENT OF NOTES. The Issuer shall pay or cause to be paid the principal of, premium, if any, and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and Additional Amounts, if any, shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Additional Amounts, if any, then due. Any Additional Amounts in respect of any Notes shall be payable to the holders of such Notes at such time that such Notes become due and owing (including at maturity, through redemption or through an offer to purchase).

The Issuer shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal, premium, if any, and Additional Amounts, if any, at 11.500% per annum on the Notes from the due date to the extent lawful, which interest, insofar as it is in respect of overdue principal, shall, for the avoidance of doubt, be in lieu of further accretion in respect of such overdue principal following the due date.

Section 4.2. MAINTENANCE OF OFFICE OR AGENCY. The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.

Section 4.3. REPORTS TO HOLDERS.

(a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer will deliver to the Trustee, within five days after the Issuer is or would have been (if the Issuer was subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports if the Issuer were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuer’s certified independent public accountants, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required and, from and after the registration of the Notes pursuant to the Registration Rights Agreement, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission; provided, however, that, unless otherwise required pursuant to the rules and regulations of the Commission, (A) no certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required to be included in or accompany any financial statements, (B) financial statements shall not be required to include any financial schedules required by Regulation S-X, (C) financial statements shall not be required pursuant to Rule 3-05 of Regulation S-X except in respect of completed acquisitions for the most recent fiscal year of the acquired business and subsequent interim periods, and shall not be required to include more information than the financial statements of the Issuer, and (D) no financial statements of unconsolidated entities that would be required pursuant to Rule 3-09 of Regulation S-X shall be required.

(b) Unless the information required by Section 4.3(a) to be delivered is electronically available on EDGAR (or any successor system for reports with the Commission), including on a registration statement on Form S-4, the Issuer will distribute such information and such reports electronically to the Trustee, and will make them available upon request to any Holder, any beneficial owner of the Notes, any prospective investor, any securities analyst and any market maker in the Notes by posting such information and reports on the Issuer’s website, Intralinks or any comparable online data system and the provision of such information through such online data system shall satisfy the Issuer’s obligation to deliver such information pursuant to Section 4.3(a).

(c) In the event that (1) the rules and regulations of the Commission permit the Issuer and any Parent Entity to report at such Parent Entity’s level on a consolidated basis and (2) such Parent Entity is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer and its Affiliates, the information and reports required by this Section 4.3 may be those of such Parent Entity on a consolidated basis; provided that such information and reports distinguish in all material respects between the Issuer and its Subsidiaries and such Parent Entity and its other subsidiaries, if any; provided, further, that if such Parent Entity’s capitalization (including cash, Cash Equivalents and Indebtedness) differs from that of the Issuer and its Subsidiaries in any material respect, such information and reports will include annual and quarterly financial statements substantially equivalent to the financial statements that would have been included in reports filed with the Commission, if the Issuer were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Issuer’s certified independent public accountants.

(d) To the extent not satisfied by the foregoing, for so long as any Notes remain outstanding, Holders and prospective purchasers that are “qualified institutional buyers” (as that term is defined in Rule 144A under the Securities Act) shall have the right to obtain from the Issuer, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(e) Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations under the foregoing clauses (a) through (d) of this Section 4.3 for purposes of Section 6.1(c) until 60 days after the date any financial statements or reports hereunder are due.

(f) The Issuer will hold a conference call for all the Holders and securities analysts to discuss such financial information no later than (i) ten Business Days after distribution of such information pursuant to Section 4.3(b) in the case of quarterly financial information other than for the end of a fiscal year, and (ii) fifteen Business Days after the distribution of such information pursuant to Section 4.3(b) in the case of annual financial information, and, in each case, will give prior notice to Holders of such calls at least two Business Days prior to such conference call. Notwithstanding the foregoing, the Issuer will not be deemed to have failed to comply with any of its obligations under the foregoing for purposes of Section 6.1(c) until 10 days after receipt of a written notice from the Trustee or Holders of 25% in principal amount at maturity of the outstanding Notes directing the Issuer to hold such conference call.

(g) The Issuer shall deliver to the Trustee, no later than ten Business Days after the Issuer actually delivers the annual financial statements required to be delivered pursuant to Section 4.3(a) to the Trustee, a certificate of an Officer containing the aggregate amount of Restricted Payments that the Issuer and its Subsidiaries could have made as of the end of the fiscal year covered by such annual financial statements pursuant to clause (3) of the first paragraph of Section 4.9.

Section 4.4. COMPLIANCE CERTIFICATE.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each of the Issuer’s fiscal years, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer and its Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.5. TAXES. The Issuer shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuer to satisfy its obligations under the Notes and this Indenture.

Section 4.6. STAY, EXTENSION AND USURY LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND DISQUALIFIED CAPITAL STOCK. Except as set forth in this Section 4.7, the Issuer shall not, and shall not permit any of the Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing, if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and the use of proceeds thereof; and

(2) on the date of such incurrence (the “Incurrence Date”), the Issuer’s Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date for which internal financial statements of the Issuer are available, after giving effect on a pro forma basis to such incurrence of such Indebtedness and the use of proceeds thereof, would be at least 2.0 to 1.0 (the “Debt Incurrence Ratio”);

then the Issuer and the Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

In addition, the foregoing limitations of the first and second paragraphs of this Section 4.7 will not prohibit:

(a) the Issuer’s incurrence or the incurrence by any Subsidiary of (1) Purchase Money Indebtedness, and any Refinancing Indebtedness in respect thereof; provided that (A) the amount of such Indebtedness shall not constitute more than 100% of the Issuer’s cost or the cost to such Subsidiary (determined in accordance with GAAP in good faith by the Issuer), as applicable, of the property so purchased, constructed, improved or leased, (B) such Indebtedness is not incurred to acquire the Capital Stock of any Person, and (C) the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to this clause (1) shall not exceed $50,000,000; (2) Capital Lease Obligations; (3) Indebtedness for the financing of insurance premiums; and (4) any Refinancing Indebtedness in respect of Indebtedness described in clause (2) or (3); provided that the aggregate amount of such Indebtedness incurred and outstanding at any time pursuant to clauses (2), (3) and (4) of this clause (a) shall not exceed $20,000,000;

(b) the Issuer’s incurrence or the incurrence by any Subsidiary of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (b) (including any Refinancing Indebtedness in respect thereof) of up to $25,000,000;

(c) the Issuer’s incurrence or the incurrence by any Subsidiary of Indebtedness pursuant to the Credit Facilities in an aggregate amount incurred and outstanding at any time pursuant to this clause (c) (including any Refinancing Indebtedness in respect thereof) of up to $1,225,000,000, with letters of credit being deemed to have a principal amount equal to the full amount thereof, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the third paragraph of Section 4.12 hereof or (2) assumed by a transferee in an Asset Sale;

(d) the incurrence by any Foreign Subsidiary in an aggregate amount incurred and outstanding at any time pursuant to this clause (d) (including any Refinancing Indebtedness in respect thereof) of up to $20,000,000; and

(e) Existing Indebtedness and the incurrence by the Issuer or any Subsidiary of the Issuer of any Refinancing Indebtedness in respect thereof.

For purposes of determining compliance with this Section 4.7:

(i) Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Issuer’s Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Issuer or one of the Issuer’s Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Issuer’s Subsidiaries or is merged with or into or consolidated with the Issuer or one of the Issuer’s Subsidiaries, as applicable.

(ii) Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee of the Issuer’s Indebtedness or of the Indebtedness of a Subsidiary incurred in accordance with the terms of this Indenture will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence the Issuer may designate (and later redesignate) in the Issuer’s sole discretion pursuant to which provision of this Section 4.7 or the definition of “Permitted Indebtedness” any Indebtedness is being incurred and the Issuer may subdivide an amount of Indebtedness and designate (and later redesignate) more than one such provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7 or the definition of “Permitted Indebtedness,” provided, however, that Indebtedness under the Credit Facilities that is outstanding as of the Issue Date (including any amounts subsequently drawn under the revolving credit agreement in effect on the Issue Date), together with any Refinancing Indebtedness in respect of such Indebtedness, shall be deemed to have been incurred solely pursuant to clause (c) of this Section 4.7 and not any other provision. Accrual of interest or dividends on Disqualified Capital Stock, the accretion of accreted value, the payment of interest or dividends on Disqualified Capital Stock paid in kind, changes in obligations in respect of Hedging Obligations, and any increase as a result of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.7.

(iii) For the avoidance of doubt, outstanding Indebtedness shall be determined without duplication of Refinancing Indebtedness in respect thereof.

(iv) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(v) The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.8. LIMITATION ON LIENS. The Issuer shall not create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of its assets owned or acquired on or after the Issue Date or upon any income or profits therefrom securing any of the Issuer’s Indebtedness, unless the Issuer provides, concurrently therewith, that the Notes are equally and ratably so secured for so long as such other Indebtedness is secured by such Lien; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

Section 4.9. LIMITATION ON RESTRICTED PAYMENTS. The Issuer shall not, and shall not permit any of the Issuer’s Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Issuer is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 (provided that Restricted Payments constituting Restricted Investments shall not be subject to this clause (2)); or

(3) the aggregate amount of all Restricted Payments made by the Issuer and the Issuer’s Subsidiaries, including after giving effect to such proposed Restricted Payment on and after the Issue Date, would exceed, without duplication, the sum of:

(a) 50% of the Issuer’s aggregate Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter in which the Issue Date occurs to and including the last day of the most recent fiscal period for which internal financial statements are available (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

(b) 100% of the aggregate amount received in cash, less the cost of disposition, by means of:

(i) the sale or other disposition (other than to the Issuer or a Subsidiary) of Restricted Investments made by the Issuer or its Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Subsidiary pursuant to paragraph (a)(i) of the following paragraph of this Section 4.9 or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date; plus

(c) in the case of the redesignation of an Unrestricted Subsidiary as a Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Subsidiary, not to exceed the amount of Investments previously made by the Issuer or any Subsidiary in such Person through the designation of such Person as an Unrestricted Subsidiary, or to the extent such Investment constituted a Permitted Investment; plus

(d) $7,800,000.

The foregoing clauses (1), (2) and (3) of the first paragraph of this Section 4.9, however, will not prohibit:

(a) (i) other Restricted Payments pursuant to this clause (a)(i) in an aggregate amount not to exceed $10,000,000, and (ii) so long as no Default or Event of Default shall have occurred and be continuing, repurchases of Equity Interests of the Issuer or any Parent Entity (including payment of cash dividends to such Parent Entity to fund such repurchases of Equity Interests), or regardless of whether a Default or Event of Default shall have occurred and be continuing, Restricted Payments in the form of repurchase of Equity Interests of the Issuer or any Parent Entity in exchange for Subordinated Indebtedness described in clause (13) of the definition of “Permitted Indebtedness,” in each case, from the Issuer’s employees, distributors or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of any Parent Entity or Subsidiary of the Issuer upon death, disability, retirement or termination of employment; provided that such repurchases are made with the proceeds of such dividends within ten Business Days of the payment of such dividends; provided, further, that the aggregate amount of such repurchases (x) in any calendar year does not exceed $5,000,000, with unused amounts in any calendar year being carried over to the immediately succeeding calendar year and (y) the aggregate amount of such repurchases after the Issue Date shall not exceed $25,000,000 in the aggregate; provided, still further, that such amounts specified above relating to calendar and aggregate limits may be increased by an amount equal to

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Capital Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any Parent Entity, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any Parent Entity that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the first paragraph of this Section 4.9; plus

(B) the cash proceeds of key man life insurance policies received by the Issuer or any Subsidiary after the Issue Date; less

(C) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (A) and (B) of this clause (a)(ii);

(b) so long as no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Capital Stock issued after the Issue Date in accordance with Section 4.7 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;

(c) the repurchase, redemption or other acquisition or retirement for value of Subordinated Indebtedness (i) with Excess Proceeds to the extent such Excess Proceeds are permitted to be used for general corporate purposes under Section 4.12 or (ii) with, after the completion of a Change in Control Offer pursuant to the terms of Section 4.13, cash offered to redeem Notes pursuant to such Change of Control Offer less any cash paid to Holders of the Notes pursuant to such Change in Control Offer;

(d) the declaration and payment of any dividend, distribution or other payments by any of the Issuer’s Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(e) a Qualified Exchange;

(f) the payment of any dividend on shares of Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions;

(g) the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities to the extent such Equity Interests represent a portion of the exercise price thereof;

(h) payments to a Parent Entity (or a subsidiary of a Parent Entity), pursuant to this clause (h), (1) to enable the Parent Entity to pay Federal, state or local tax liabilities (any such payments to a Parent Entity, a “Tax Payment”), not to exceed the amount of any tax liabilities that would be otherwise payable by the Issuer and its United States subsidiaries to the appropriate taxing authorities to the extent that the Parent Entity has an obligation to pay such tax liabilities relating to the operations, assets, or capital of the Issuer or its United States subsidiaries; provided that (x) notwithstanding the foregoing, in the case of determining the amount of a Tax Payment that is permitted to be paid by the Issuer and any of its United States subsidiaries in respect of their consolidated Federal income tax liability, or consolidated, combined, unitary or group, state or local income tax liability, such payment shall be determined assuming that the Issuer is the parent company of an affiliated group (the “Issuer Affiliated Group”) filing a consolidated Federal income tax return or consolidated, combined, unitary, or group, state or local income tax return, and that the Parent Entity and each such United States subsidiary is a member of the Issuer Affiliated Group and (y) any Tax Payments shall either be used by the Parent Entity to pay such tax liabilities within 90 days of the Parent Entity’s (or a subsidiary of a Parent Entity) receipt of such payment or refunded to the payee, (2) in an aggregate amount not to exceed $1,000,000 during any calendar year, in each case in order to pay legal and accounting expenses, payroll and other compensation expenses in the ordinary course of business, and filing and listing fees and other corporate overhead expenses in the ordinary course of business, and (3) in order to pay the fees and expenses, other than to Affiliates of the Issuer, related to any unsuccessful equity offering of such Parent Entity. For purposes of this clause (h), “tax liabilities” shall include any penalties and interest related to a tax liability;

(i) payments of cash, or dividends, distributions or advances to any Parent Entity to make payments of cash, in lieu of the issuance of fractional shares upon the exercise of warrants or upon the conversion or exchange of, or issuance of Capital Stock in lieu of cash dividends on, any Capital Stock of the Issuer or any Parent Entity, up to an aggregate amount pursuant to this clause (i) not to exceed $1,000,000;

(j) [RESERVED]; and

(k) the Special Dividend.

The full amount of any Restricted Payment made pursuant to the foregoing clauses (b), (c) and (d) (but not pursuant to clause (a), (e), (f), (g), (h), (i) or (k)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph of this Section 4.9.

For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the Fair Market Value thereof, as determined in the good faith reasonable judgment of the Issuer’s Board of Directors, unless stated otherwise, at the time made or returned, as applicable.

Section 4.10. LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of the Issuer’s Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Issuer or any of the Issuer’s Subsidiaries, except:

(1) restrictions imposed by the Notes or this Indenture or by other Indebtedness ranking pari passu with the Notes, provided that such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(2) restrictions imposed by applicable law;

(3) existing restrictions imposed by Existing Indebtedness and restrictions that are no more restrictive, taken as a whole, than such existing restrictions, imposed by Refinancing Indebtedness thereof;

(4) restrictions imposed by any Acquired Indebtedness not incurred in violation of this Indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by the Issuer or any of the Issuer’s Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

(5) restrictions imposed by Indebtedness incurred under the credit facilities described in clauses (1) and (2) of the definition of Credit Facilities (as such credit facilities are amended through the Issue Date) or other Indebtedness incurred pursuant to Section 4.7; provided that such restrictions are no more restrictive, taken as a whole, than those imposed by the credit facilities described in clauses (1) and (2) of the definition of Credit Facilities (as such credit facilities are amended through the Issue Date);

(6) restrictions with respect solely to any of the Issuer’s Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or any assets of such Subsidiary; provided that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold or, in the case of a sale of all or substantially all of the Equity Interests of a Subsidiary, the cash or Cash Equivalents held by such Subsidiary;

(7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to Section 4.7; provided that such restrictions relate only to the transfer of the property acquired, constructed, installed or improved with the proceeds of such Purchase Money Indebtedness;

(8) customary provisions with respect to joint venture agreements and other similar agreements;

(9) restrictions contained in Indebtedness incurred under clause (b) under Section 4.7;

(10) restrictions contained in Indebtedness incurred by a Foreign Subsidiary in accordance with Section 4.7; provided that such restrictions relate only to one or more Foreign Subsidiaries;

(11) [RESERVED];

(12) customary restrictions on deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(13) customary provisions contained in leases, licenses or similar agreements, including those with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(14) customary restrictions contained in any Hedging Obligation that is Permitted Indebtedness; and

(15) in connection with and pursuant to permitted refinancings, amendments, modifications, restatements, renewals, increases, supplements, refundings or replacements of restrictions imposed pursuant to clauses (1), (4), (7) or this clause (15) of this Section 4.10 that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced.

Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice shall not be prohibited by the foregoing and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES. Neither the Issuer nor any of the Issuer’s Subsidiaries shall be permitted on or after the Issue Date to enter into or amend any contract, agreement, arrangement or transaction with any Affiliate (an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (1) unless it is determined that the terms of such Affiliate Transactions are fair and reasonable to the Issuer, and no less favorable to the Issuer than could have been obtained in an arm’s length transaction with a non-Affiliate, (2) if involving consideration to either party in excess of $10,000,000, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Issuer’s Board of Directors (including a majority of members of the Issuer’s Board of Directors that are disinterested in such transaction, if there are any directors who are so disinterested), and (3) if involving consideration to either party in excess of $20,000,000, unless, in addition to clause (2) above, the Issuer, prior to the consummation thereof, obtains a written favorable opinion, which opinion can be subject to customary qualifications, as to the fairness of such transaction to the Issuer from a financial point of view from an independent investment banking firm of national reputation in the United States or an appraisal or valuation firm of national reputation in the United States. Within 10 days of any Affiliate Transaction(s) involving consideration to either party in excess of $10,000,000 (other than Exempted Affiliate Transactions), the Issuer shall deliver to the Trustee an Officer’s Certificate addressed to the Trustee certifying that such Affiliate Transaction(s) were made in compliance with this Indenture and a copy of the board resolutions and opinion as to the fairness of such transaction, as applicable.

Section 4.12. LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK. The Issuer shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Issuer’s Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Issuer’s Subsidiaries, whether by the Issuer or one of the Issuer’s Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Issuer’s Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Issuer or another Subsidiary and other than sales of Disqualified Capital Stock in compliance with Section 4.7 (any of the foregoing, an “Asset Sale”), unless:

(1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Related Business Assets or a combination thereof;

(2) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate Fair Market Value in excess of $10,000,000, senior management determines in good faith that the Issuer shall receive or such Subsidiary shall receive, as applicable, Fair Market Value for such Asset Sale; and

(3) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate Fair Market Value in excess of $15,000,000, the Issuer’s Board of Directors determines in good faith that the Issuer shall receive or such Subsidiary shall receive, as applicable, Fair Market Value for such Asset Sale.

For purposes of clause (1) above of this Section 4.12, the following shall be deemed cash consideration: (x) Indebtedness (other than Subordinated Indebtedness of the Issuer) or balance sheet liabilities (other than contingent liabilities) assumed by a transferee in connection with such Asset Sale; provided that the Issuer is and the Issuer’s Subsidiaries are fully released from obligations in connection therewith; (y) property that within 135 days of such Asset Sale is converted into cash or Cash Equivalents; and (z) any non-cash consideration received by the Issuer or such Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other non-cash consideration received pursuant to this clause (z) not to exceed $25,000,000, with the Fair Market Value of each item of non-cash consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”) may be:

(a) invested in Related Business Assets or used to make Restricted Investments that are not prohibited by Section 4.9;

(b) used to retire Indebtedness of the Issuer’s Subsidiaries; provided that if such Indebtedness is Indebtedness under the Credit Facilities, the Issuer or its Subsidiaries will permanently reduce the amount of Indebtedness that is permitted to be incurred pursuant to clause (c) of Section 4.7; provided, further, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount;

(c) applied to the optional redemption of the Notes in accordance with the terms of this Indenture and to the optional redemption of other Indebtedness pari passu with the Notes with similar provisions requiring the Issuer to repurchase such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the Accreted Value of the Notes and the principal amount (or accreted values in the case of Indebtedness issued with an original issue discount) of such other Indebtedness then outstanding; or

(d) applied in any combination of the foregoing.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in the preceding paragraph shall constitute “Excess Proceeds”. Within 30 days after the date that the amount of Excess Proceeds exceeds $25,000,000, the Issuer shall apply an amount equal to the Excess Proceeds (rounded down to the nearest $1,000) (the “Asset Sale Offer Amount”) by making an offer to repurchase the Notes and such other pari passu Indebtedness with similar provisions requiring the Issuer to make an offer to purchase such Indebtedness with such Excess Proceeds pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the Accreted Value of the Notes and the principal amount (or accreted values in the case of Indebtedness issued with an original issue discount) of such other Indebtedness then outstanding (the “Asset Sale Offer”). The Issuer will offer to purchase the Notes in the Asset Sale Offer at a purchase price of 100% of the Accreted Value of the Notes (the “Asset Sale Offer Price”). Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the “Asset Sale Offer Period”).

Upon expiration of the Asset Sale Offer Period, the Issuer shall apply the Asset Sale Offer Amount to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price, together with Additional Amounts, if any, in the case of any Notes that have been tendered, and the price required by the terms of any such other pari passu Indebtedness with similar provisions requiring the Issuer to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale. To the extent that the aggregate purchase price for the Notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuer may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by this Indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

Notwithstanding, and without complying with, the provisions of this Section 4.12:

(1) the Issuer may and the Issuer’s Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business;

(2) the Issuer may and the Issuer’s Subsidiaries may liquidate Cash Equivalents;

(3) the Issuer may and the Issuer’s Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Section 5.1;

(4) the Issuer may and the Issuer’s Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuer’s business or the business of such Subsidiary, as applicable;

(5) the Issuer may and the Issuer’s Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims in the ordinary course of business;

(6) the Issuer may and the Issuer’s Subsidiaries may grant Liens (and permit foreclosure thereon) not prohibited by this Indenture;

(7) the Issuer may and the Issuer’s Subsidiaries may sell or grant licenses to use the Issuer’s or any Subsidiary’s intellectual property or other general intangibles in the ordinary course of business, other than the licensing of intellectual property on a long-term basis;

(8) the Issuer may and the Issuer’s Subsidiaries may sell assets received by the Issuer or any Subsidiary upon the foreclosure on a Lien;

(9) the Issuer may and the Issuer’s Subsidiaries may sell or exchange equipment in connection with the purchase or other acquisition of other equipment;

(10) the Issuer may and the Issuer’s Subsidiaries may dispose any Capital Stock or other ownership interest in or assets or rights of an Unrestricted Subsidiary;

(11) the Issuer may and the Issuer’s Subsidiaries may make conveyances, sales, assignments or other dispositions that constitute Permitted Investments (excluding clauses (1), (2), (3) and (6) in the definition thereof) and Restricted Payments not prohibited by Section 4.9;

(12) the Issuer may, and the Issuer’s Subsidiaries may, in one or a series of related transactions, sell or dispose of assets for which the Issuer or the Issuer’s Subsidiaries receive aggregate consideration of less than $10,000,000;

(13) a Subsidiary of the Issuer may dispose of property or assets to the Issuer and the Issuer or a Wholly-Owned Subsidiary of the Issuer may dispose of property or assets to another Wholly-Owned Subsidiary of the Issuer;

(14) the Issuer and its Subsidiaries may to the extent allowable under Section 1031 of the Code or any comparable or successor provision, engage in any exchange of like property (excluding any boot thereon) for use in a Related Business;

(15) the Issuer and its Subsidiaries may lease, assign or sub-lease any real or personal property in the ordinary course of business;

(16) foreclosures, condemnation or any similar action on assets shall not be subject to this Section 4.12;

(17) the Issuer and its Subsidiaries may sell or discount inventory, accounts receivable or notes receivable in the ordinary course of business or convert accounts receivable to notes receivable in the ordinary course of business;

(18) the Issuer and its Subsidiaries may unwind any Hedging Obligation; and

(19) the Issuer and its Subsidiaries may sell or otherwise dispose of properties or assets located at the following locations: (i) 13200 Automobile Blvd., Clearwater, FL 33762 (aka 4650 Ulmerton Road), Pinellas County; (ii) 3200 Hanson St., Unit 2, Ft. Myers, FL 33916-7513, Lee County; (iii) 900 Farmers Market Rd., Ft. Pierce, FL 34982-6652, St. Lucie County; (iv) 3606 Progress Ave., Naples, FL 34104-3646, Collier County; and (v) 1426 NE 8th Ave., Ocala, FL 34470-4298, Marion County.

All Net Cash Proceeds in excess of $10,000,000 from an Event of Loss shall be reinvested or used as otherwise provided above in clauses (a), (b), (c) or (d) of this Section 4.12.

Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, the Issuer’s compliance or the compliance of any of the Issuer’s Subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuer’s obligations under this Section 4.12.

Notwithstanding any other provision to the contrary, except for transactions in accordance with Article V as a result of which the Issuer or its successor will continue to own, directly or indirectly, all of the equity interests of Goodman Global, Inc. (or any successor corporation thereof), the Issuer will not sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its equity interests in Goodman Global, Inc. (or any successor corporation thereof) or permit Goodman Global, Inc. (or any successor corporation thereof) to issue any additional equity interests (other than to the Issuer or any direct or indirect Wholly-Owned Subsidiary of the Issuer, and other than Disqualified Capital Stock).

Section 4.13. REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL. In the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuer (the “Change of Control Offer”), to require the Issuer to repurchase all or any part of such Holder’s Notes (provided that the principal amount at maturity of such Notes must be $2,000 or an integral multiple of $1,000 in excess thereof) on a date (the “Change of Control Purchase Date”) that is no later than 60 calendar days after the occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof (the “Change of Control Purchase Price”), together with Additional Amounts, if any, as of the Change of Control Purchase Date.

The Change of Control Offer shall be made within 30 calendar days following a Change of Control and shall remain open for 20 Business Days following its commencement, or such other period as may be required by applicable law (the “Change of Control Offer Period”). Upon expiration of the Change of Control Offer Period, the Issuer shall purchase all Notes properly tendered in response to the Change of Control Offer.

Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer, including any requirements to repay in full all Indebtedness under the Credit Facilities, any of the Issuer’s or any of its Subsidiaries’ other Indebtedness or alternatively, obtain the consents of such lenders to such Change of Control Offer as set forth in the following paragraph, and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described above in Section 3.7.

Prior to the commencement of a Change of Control Offer, but in any event within 60 days following any Change of Control, the Issuer will:

(1) (a) repay or cause to be repaid in full in cash and terminate all commitments under Indebtedness under the Credit Facilities and all other Indebtedness of the Issuer or any of its Subsidiaries the terms of which require repayment upon a Change of Control or (b) offer (or cause a Subsidiary to offer) to repay in full and terminate all commitments under all Indebtedness under the Credit Facilities and all such other Indebtedness and repay the Indebtedness owed to each creditor which has accepted such offer in full; or

(2) obtain the requisite consents under the Credit Facilities and all such other Indebtedness to permit the repurchase of the Notes as provided herein.

The Issuer’s failure to comply with the preceding sentence shall constitute an Event of Default described in Section 6.1(c).

On or before the Change of Control Purchase Date, the Issuer will:

(1) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with Additional Amounts, if any) of all Notes so tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuer.

The Issuer will promptly pay or cause to be paid to the Holders of the Notes so accepted an amount equal to the Change of Control Purchase Price (together with Additional Amounts, if any) and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount at maturity to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer’s compliance with such laws and regulations shall not in and of itself cause a breach of their obligations under this Section 4.13.

Section 4.14. [RESERVED].

Section 4.15. [RESERVED].

Section 4.16. MAINTENANCE OF PROPERTIES AND INSURANCE. The Issuer shall cause all material properties used or useful to the conduct of its business and the business of each of its Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.16 shall prevent the Issuer from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a)(i) in the judgment of the Board of Directors of the Issuer, desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of the Issuer to satisfy its obligations under the Notes and this Indenture, and, to the extent applicable, or (b) as otherwise permitted under Section 4.12.

The Issuer shall provide, or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Issuer is adequate and appropriate for the conduct of the business of the Issuer and such Subsidiaries.

Section 4.17. CORPORATE EXISTENCE. Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuer to satisfy its obligations under the Notes and this Indenture.

Section 4.18. [RESERVED].

Section 4.19. SUSPENSION OF COVENANTS. During any period of time that (a) the Notes have Investment Grade Ratings from both Rating Agencies and (b) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (a) and (b) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Issuer’s Subsidiaries will not be subject to Section 4.7, Section 4.9, Section 4.10, Section 4.11, Section 4.12 and clause (3) of Section 5.1 (collectively, the “Suspended Covenants”). In the event that the Issuer and the Issuer’s Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (x) withdraw their Investment Grade Rating or downgrade the rating assigned to such series of Notes below an Investment Grade Rating and/or (y) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or both of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to such series of Notes below an Investment Grade Rating, then the Issuer and the Issuer’s Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (y) of this paragraph. Notwithstanding any provision in this Indenture to the contrary, during the period beginning on the date of a Covenant Suspension Event and ending on a Reversion Date (a “Suspension Period”), (A) the amount of Excess Proceeds from Asset Sales shall be reset to zero and (B) no action taken or omitted to be taken by the Issuer or any Subsidiary prior to the Reversion Date will give rise to a Default or Event of Default, provided that (A) with respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though the limitations contained in Section 4.9 had been in effect prior to, but not during, such Suspension Period and (B) all Indebtedness incurred, or Disqualified Capital Stock issued, during such Suspension Period will be deemed to have been incurred or issued pursuant to Section 4.7(e).

ARTICLE V

SUCCESSORS

Section 5.1. MERGER, CONSOLIDATION OR SALE OF ASSETS. The Issuer shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Issuer’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons or adopt a plan of liquidation, unless:

(1) either (a) the Issuer is the continuing entity or (b) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the Issuer’s obligations in connection with the Notes and this Indenture;

(2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and

(3) immediately after giving effect to such transaction on a pro forma basis, either (a) the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in Section 4.7 or (b) so long as the Debt Incurrence Ratio prior to such transaction is greater than 1.25 to 1.0, the Debt Incurrence Ratio for the resulting, surviving or transferee entity would be greater than such ratio for the Issuer and its Subsidiaries immediately prior to such transaction.

Notwithstanding clauses (2) and (3) of this Section 5.1, (a) any Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and (b) the Issuer may merge with a Subsidiary or an Affiliate of the Issuer solely for the purpose of reorganizing the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Subsidiaries is not increased thereby.

Section 5.2. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger or any transfer of all or substantially all of the Issuer’s assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to and (except in the case of a lease or any transfer of all or substantially all of the Issuer’s assets) be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor corporation had been named therein as the Issuer, and (except in the case of a lease or any transfer of all or substantially all of the Issuer’s assets) the Issuer shall be released from the obligations under the Notes and this Indenture except with respect to any obligations that arise from, or are related to, such transaction.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Issuer’s interest in which constitutes all or substantially all of the Issuer’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Issuer’s properties and assets.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1. EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events:

(a) [RESERVED];

(b) the Issuer’s failure to pay all or any part of the principal, or premium or Additional Amounts, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable (a “Payment Default”);

(c) the Issuer’s failure or the failure by any of the Issuer’s Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and, except for the provisions under Section 4.1, Section 4.13, and Section 5.1 hereof, the continuance of such failure for a period of 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes outstanding (provided that, if applicable, failure by the Issuer to comply with the provisions of Section 314(a) of the TIA will not in itself be deemed a Default or an Event of Default under this Indenture or the Notes);

(d) a default in the Issuer’s Indebtedness or the Indebtedness any of the Issuer’s Subsidiaries with an aggregate amount outstanding in excess of $25,000,000 (i) resulting from the failure to pay principal at maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(e) final unsatisfied judgments not covered by insurance aggregating in excess of $25,000,000, at any one time rendered against the Issuer or any of the Issuer’s Subsidiaries and not paid, stayed, bonded or discharged within 60 days after such judgments become final;

(f) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(g) the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

If a Default occurs and is continuing, the Trustee must, within 90 days after the receipt of notice of such Default, give to the Holders notice of such Default.

Section 6.2. ACCELERATION. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.1(f) or (g) hereof relating to the Issuer or any of the Issuer’s Significant Subsidiaries), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal (up to the Accreted Value), and Additional Amounts, if any, thereon, to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in Section 6.1(d) hereof has occurred and is continuing, such declaration of acceleration shall be automatically annulled if (i) the Indebtedness that is the basis for such Event of Default has been discharged, (ii) such default is cured, (iii) such default is waived or (iv) the Holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and, with respect to clauses (iii) or (iv), the Trustee has received written notice of such waiver or rescission within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in Section 6.1(f) or (g) hereof, relating to the Issuer or any of the Issuer’s Significant Subsidiaries occurs, all principal (up to the Accreted Value) and Additional Amounts, if any, thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount at maturity of

Notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal (up to the Accreted Value) of, premium, if any, and Additional Amounts, if any, on the Notes which have become due solely by such acceleration, have been cured or waived.

Notwithstanding any provision in this Indenture, the amount of principal of any Note due at any time, including if such Note is accelerated, redeemed, paid at maturity or subject to an offer to purchase, shall not exceed the Accreted Value of such Note at such time (plus any Additional Amounts that may be payable on such Note).

(b) Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount at maturity of the Notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default in the payment of principal on any Note not yet cured; provided, however, that no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent default or impair any right consequent thereon.

Section 6.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and Additional Amounts, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. WAIVER OF PAST DEFAULTS. Subject to Section 6.7 hereof, the Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes, by written notice to the Issuer and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, and Additional Amounts, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.

Section 6.5. CONTROL BY MAJORITY. Subject to the provisions of this Indenture and applicable law, Holders of at least a majority in aggregate principal amount at maturity of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of the Notes.

Section 6.6. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal of, and premium and Additional Amounts, if any, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount at maturity of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount at maturity of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2, the right of any Holder of a Note to receive payment of the principal of, and premium and Additional Amounts, if any, on the Notes, on or after the respective due dates expressed in the Notes or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, and premium and Additional Amounts, if any, on the Notes and interest on overdue principal and premium and Additional Amounts, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

Section 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Amounts, if any, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount at maturity of the then outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2. RIGHTS OF TRUSTEE. (a) In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Issuer’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 hereof or (ii) any Default or Event of Default of which the Responsible Officer shall have received written notification in the manner set forth in this Indenture. Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

(h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.

Section 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.4. TRUSTEE’S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium or Additional Amounts, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7. COMPENSATION AND INDEMNITY. The Issuer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, and premium and Additional Amounts, if any, on any of the Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(f) or 6.1(g) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.8. REPLACEMENT OF TRUSTEE. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of Notes of a majority in principal amount at maturity of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10 hereof;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 10% in principal amount at maturity of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. ELIGIBILITY; DISQUALIFICATION. There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

AND SATISFACTION AND DISCHARGE

Section 8.1. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2. LEGAL DEFEASANCE AND DISCHARGE. Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and Additional Amounts, if any, on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article II and Section 4.2, (c) the rights, powers, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3.

Section 8.3. COVENANT DEFEASANCE. Upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4, the Issuer shall be released from its obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.16, 4.17 and 4.19 and clause (3) of Section 5.1 on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(c) through 6.1(e) shall not constitute Events of Default and (y) Sections 6.1(f) and 6.1(g) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuer’s exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE. The following shall be the conditions to the application of either Section 8.2 or 8.3 to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States legal tender, U.S. Government Obligations, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants which opinion can be subject to customary qualifications, to pay the principal of, premium, if any, and Additional Amounts, if any, on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected exclusive security interest in such trust;

(b) in the case of an election under Section 8.2, the Issuer must deliver to the Trustee an Opinion of Counsel which opinion can be subject to customary qualifications reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.3, the Issuer must deliver to the Trustee an Opinion of Counsel which opinion can be subject to customary qualifications reasonably acceptable to the Trustee confirming that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of the deposit and, in the case of an election under Section 8.2, no Event of Default specified in Section 6.1(f) or (g) hereof may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(e) the Defeasance may not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(f) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent to hinder, delay or defraud any other of the Issuer’s creditors; and

(g) the Issuer must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of the conditions in clauses (a) through (f) above, and an Opinion of Counsel, confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e).

If the amount deposited with the Trustee to effect a Defeasance is insufficient to pay the principal of, premium, if any, and Additional Amounts, if any, on the Notes when due, or if any court enters an order directing the repayment of the deposit to us or otherwise making the deposit unavailable to make payments under the Notes when due, then (so long as the insufficiency exists or the order remains in effect) the Issuer’s obligations under this Indenture and the Notes will be revived, and the Defeasance will be deemed not to have occurred.

Legal Defeasance and Covenant Defeasance shall be deemed to occur on the day on which all of the applicable conditions set forth in this Section 8.4 are satisfied (which shall not be earlier than the 91st day after the date of the deposit described in Section 8.4(a) in the case of Legal Defeasance).

Section 8.5. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. Subject to Section 8.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6. REPAYMENT TO ISSUER. Subject to applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or Additional Amounts, if any, on any Note and remaining unclaimed for two years after such principal, and premium, if any, or Additional Amounts, if any, has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the written direction and expense of the Issuer cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuer or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuer or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or Additional Amounts, if any, on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8. SATISFACTION AND DISCHARGE. This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes) as to all outstanding Notes when either:

(a) All outstanding Notes, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) (1) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Amounts, if any;

(2) the Issuer shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;

(3) such deposit does and will not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Issuer or any of the Issuer’s Subsidiaries are a party or are otherwise bound;

(4) the Issuer shall have paid all other amounts payable by the Issuer under this Indenture;

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with intent to hinder, delay, or defraud any other of the Issuer’s creditors; and

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which opinion can be subject to customary qualifications, confirming the satisfaction of the conditions in clause (3) above.

Upon satisfaction of the conditions set forth in this Section 8.8 and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of this Indenture and the Notes.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1. WITHOUT CONSENT OF HOLDERS OF NOTES. Notwithstanding Section 9.2, the Issuer and the Trustee may amend or supplement this Indenture or the Notes, without the consent of any Holder of a Note:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Notes in addition to or in place of Definitive Notes or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

(c) to provide for the assumption of the Issuer’s obligations to the Holders of the Notes by a successor to the Issuer pursuant to Article V hereof;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes;

(e) to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein;

(f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof; and

(h) to conform the text of this Indenture or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Indenture or the Notes, which intent may be evidenced by a certificate of an Officer to that effect.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2. WITH CONSENT OF HOLDERS OF NOTES. Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7, the Issuer and the Trustee may amend or supplement this Indenture and the Notes, with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes (including, without limitation, the Additional Notes, if any, voting as a single class) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium or Additional Amounts, if any, on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Subject to Sections 6.4 and 6.7, the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer or any Subsidiary with any provision of this Indenture or the Notes.

However, without the consent of each Holder affected (it being understood that, except as expressly stated otherwise in paragraphs (a) through (e) below, Sections 4.12 and 4.13 may be amended, waived or modified in accordance with the first paragraph of this Section 9.2) an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) change the Stated Maturity of any Note, or reduce the principal amount thereof, or change the calculation of Accreted Value so as to reduce the Accreted Value at any time, or any premium payable upon the redemption thereof at the Issuer’s option, or change the coin or currency in which, any Note or any premium or thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the Issuer’s option, on or after the redemption date), or after an Asset Sale or Change of Control has occurred reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding the Issuer’s right to redeem the Notes at the Issuer’s option in a manner adverse to the Holders;

(b) reduce the percentage in principal amount at maturity of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture;

(c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(d) make any changes to the foregoing clauses (a) through (c) or this clause (d) hereof, in a manner adverse to the Holders of the Notes.

In connection with any amendment, supplement or waiver under this Article IX, the Issuer may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective (as determined by the Issuer and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuer), which may be prior to any such amendment, supplement or waiver becoming operative.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuer notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (d) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium and Additional Amounts, if any, on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.5. NOTATION ON OR EXCHANGE OF NOTES. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amended or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X

[RESERVED]

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS

Section 12.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

Section 12.2. NOTICES. Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Goodman Global Group, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

713-861-2500

Attention: Ben D. Campbell, Executive Vice President, Secretary and General Counsel

If to the Trustee:

Wells Fargo Bank, National Association

1445 Ross Avenue—2nd Floor

Dallas, Texas 75202

214-777-4086

Attention: Corporate Trust Services

The Issuer or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 12.6. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Issuer or any successor entity shall have any personal liability in respect of the Issuer’s obligations under this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.8. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

Section 12.9. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11. SUCCESSORS. All agreements of the Issuer in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12. SEVERABILITY. In case any one or more of the provisions of this Indenture or in the Notes or shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.13. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.14. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUER: GOODMAN GLOBAL GROUP, INC.

By:	/s/ DAVID K. SWIFT
	Name:	DAVID K. SWIFT
	Title:	PRESIDENT AND CHIEF EXECUTIVE OFFICER

THE TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

[Signature Page to Indenture]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUER: GOODMAN GLOBAL GROUP, INC.

By:
Name:
Title:

THE TRUSTEE: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	VICE PRESIDENT

[Signature Page to Indenture]

EXHIBIT A

[FORM OF NOTE]

GOODMAN GLOBAL GROUP, INC.

[[RULE 144A] [REGULATION S [TEMPORARY] [PERMANENT]] GLOBAL NOTE

representing up to $___________ principal amount at maturity of]1

11.500% SENIOR DISCOUNT NOTES DUE 2014

CUSIP: __________

No.	[$________________][2]

Goodman Global Group, Inc., a Delaware corporation (hereinafter called the “Issuer” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________, or registered assigns, the principal amount at maturity [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto,]3 [of __________ Dollars,]4 on December 15, 2014.

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[1]	To be included only on Global Notes.

[2]	To be included only on Definitive Notes.

[3]	To be included only on Global Notes.

[4]	To be included only on Definitive Notes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

GOODMAN GLOBAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Authorized Signatory

Dated: [            ]

(Back of Note)

11.500% SENIOR DISCOUNT NOTES DUE 2014

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.]5

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]6

[THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL

[5]	To be included only on Global Notes deposited with DTC as Depositary.

[6]	To be included only on Global Notes deposited with DTC as Depositary.

BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]7

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).]8

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO: CORPORATE SECRETARY, GOODMAN GLOBAL GROUP, INC., 5151 SAN FELIPE, SUITE 500, HOUSTON, TX 77056, TELEPHONE NUMBER (713) 861-2500.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. Accretion. The Accreted Value of this Note will increase from the Issue Date until December 15, 2014, on the basis set forth below, such that the Accreted Value will equal the stated principal amount at maturity on December 15, 2014. No interest will be payable on this Note.

“Accreted Value” means, as of any date (the “Specified Date”), the amount provided below for each $1,000 principal amount at maturity of this Note:

[7]	To be included only on Transfer Restricted Notes.

[8]	To be included only on Reg S Temporary Global Notes.

(1) if the Specified Date occurs on one of the following dates (each, a “Semi-Annual Accrual Date”), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

Semi-Annual Accrual Date	Accreted Value
Issue Date	$571.91
June 15, 2010	$604.61
December 15, 2010	$639.38
June 15, 2011	$676.14
December 15, 2011	$715.02
June 15, 2012	$756.13
December 15, 2012	$799.61
June 15, 2013	$845.59
December 15, 2013	$894.21
June 15, 2014	$945.63
December 15, 2014	$1,000.00

(2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (B) an amount equal to the product of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is the Issue Date, the denominator of which is the number of days from and including the Issue Date to and excluding the next Semi-Annual Accrual Date); or

(3) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

Additional amounts (“Additional Amounts”) may be payable in respect of this Note in certain circumstances pursuant to the Registration Rights Agreement. Any Additional Amounts in respect of this Note shall be payable to the holder of this Note at such time that this Note becomes due and owing (including at maturity, through redemption or through an offer to purchase).

2. Method of Payment. The Notes will be payable as to principal, premium, if any, and Additional Amounts, if any, at the office or agency of the Issuer maintained for such purpose; provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and, premium, if any, and Additional Amounts, if any, on all Global Notes. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Issuer issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

5. Optional Redemption.

(a) The Notes will be redeemable for cash at the option of the Issuer, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days prior notice mailed by first class mail to each Holder at its last registered address or otherwise delivered in accordance with the procedures of the Depositary, at the following redemption prices (expressed as percentages of the Accreted Value on the applicable redemption date) if redeemed during the 12-month period commencing on the respective dates indicated below, together with Additional Amounts, if any, thereon:

Year	Percentage
December 16, 2009	102.00%
December 15, 2010	104.00%
December 15, 2011	102.00%
December 15, 2012 and thereafter	100.00%

(b) Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, or otherwise delivered in accordance with the procedures of the Depositary. Notes in denominations larger than $2,000 of principal amount at maturity may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date Accreted Value ceases to accrete on Notes or portions thereof called for redemption, provided that, if the Issuer defaults in such payments due on the redemption date, interest will accrue on the overdue amounts at 11.500% per annum.

6. Offers to Purchase.

(a) Change of Control. Subject to certain exceptions set forth in the Indenture, in the event that a Change of Control has occurred, each Holder of Notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Issuer (the “Change of Control Offer”), to require the Issuer to repurchase all or any part of such Holder’s Notes (provided that the principal amount at maturity of such Notes must be $2,000 or an integral multiple of $1,000 in excess thereof) on a date (the “Change of Control Purchase Date”) that is no later than 60 calendar days after the occurrence of such Change of Control, at a cash price equal to 101% of the Accreted Value thereof (the “Change of Control Purchase Price”), together with Additional Amounts, if any, as of the Change of Control Purchase Date.

The Change of Control Offer shall be made within 30 calendar days following a Change of Control and shall remain open for 20 Business Days following its commencement, or such other period as may be required by applicable law (the “Change of Control Offer Period”). Upon expiration of the Change of Control Offer Period, the Issuer shall purchase all Notes properly tendered in response to the Change of Control Offer.

(b) Asset Sale. The Issuer shall not, and shall not permit any of its Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of one of the Issuer’s Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of the Issuer’s Subsidiaries, whether by the Issuer or one of the Issuer’s Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of the Issuer’s Subsidiaries and including any sale and leaseback transaction, other than in any such case to the Issuer or another Subsidiary and other than sales of Disqualified Capital Stock in compliance with Section 4.7 of the Indenture (any of the foregoing, an “Asset Sale”), unless:

(1) at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash, Cash Equivalents, Related Business Assets or a combination thereof;

(2) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate Fair Market Value in excess of $10,000,000, senior management determines in good faith that the Issuer shall receive or such Subsidiary shall receive, as applicable, Fair Market Value for such Asset Sale; and

(3) with respect to any Asset Sale or related series of Asset Sales involving a conveyance, sale, transfer, assignment or other disposition of securities, property or assets with an aggregate Fair Market Value in excess of $15,000,000, the Issuer’s Board of Directors determines in good faith that the Issuer shall receive or such Subsidiary shall receive, as applicable, Fair Market Value for such Asset Sale.

For purposes of (1) above of this Section 6(b), the following shall be deemed cash consideration: (a) Indebtedness (other than Subordinated Indebtedness of the Issuer) or balance sheet liabilities (other than contingent liabilities) assumed by a transferee in connection with such Asset Sale; provided that the Issuer is and the Issuer’s Subsidiaries are fully released from obligations in connection therewith; (b) property that within 135 days of such Asset Sale is converted into cash or Cash Equivalents; and (c) any non-cash consideration received by the Issuer or such Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other non-cash consideration received pursuant to this clause (c) not to exceed $25,000,000, with the Fair Market Value of each item of non-cash consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”) may be:

(a) invested in Related Business Assets or used to make Restricted Investments that are not prohibited by Section 4.9 of the Indenture;

(b) used to retire Indebtedness of the Issuer’s Subsidiaries; provided that if such Indebtedness is Indebtedness under the Credit Facilities, the Issuer or its Subsidiaries will permanently reduce the amount of Indebtedness that is permitted to be incurred pursuant to paragraph (c) of Section 4.7 of the Indenture; provided, further, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount;

(c) applied to the optional redemption of the Notes in accordance with the terms of the Indenture and to the optional redemption of other Indebtedness pari passu with the Notes with similar provisions requiring the Issuer to repurchase such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the Accreted Value of the Notes and the principal amount (or accreted values in the case of Indebtedness issued with an original issue discount) of such other Indebtedness then outstanding; or

(d) applied in any combination of the foregoing.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 of principal amount at maturity and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.

8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

9. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of Definitive Notes or to alter the provisions of Article II of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, to provide for the assumption of the Issuer’s obligations to Holders of the Notes by a successor to the Issuer pursuant to Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date thereof to conform the text of the Indenture or the Notes to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in the “Description of notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Notes, which intent may be evidenced by a certificate of an Officer to that effect.

10. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:

(a) [RESERVED];

(b) the Issuer’s failure to pay all or any part of the principal, or premium or Additional Amounts, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(c) the Issuer’s failure or the failure by any of the Issuer’s Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, except for the provisions under Section 4.1, Section 4.13, and Section 5.1 of the Indenture, the continuance of such failure for a period of 30 days after written notice is given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount at maturity of the Notes outstanding (provided that, if applicable, failure by the Issuer to comply with the provisions of Section 314(a) of the TIA will not in itself be deemed a Default or an Event of Default under the Indenture or this Note);

(d) a default in the Issuer’s Indebtedness or the Indebtedness any of the Issuer’s Subsidiaries with an aggregate amount outstanding in excess of $25,000,000 (i) resulting from the failure to pay principal at maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(e) final unsatisfied judgments not covered by insurance aggregating in excess of $25,000,000, at any one time rendered against the Issuer or any of the Issuer’s Subsidiaries and not paid, stayed, bonded or discharged within 60 days after such judgments become final;

(f) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

(g) the Issuer or any Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, Custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

11. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

12. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder (direct or indirect) of the Issuer (or any successor entity), as such, shall have any personal liability for any Obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation, except in their capacity as an obligor of the Notes in accordance with the Indenture. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

13. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15. Additional Rights of Holders of Transfer Restricted Notes.9 In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, between the Issuer and J.P. Morgan Securities Inc., as representative of the Initial Purchaser (the “Registration Rights Agreement”).

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

17. Successor. When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

18. Governing Law. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(b).

19. Conflicts Between this Note and the Indenture. In the event of any conflicts between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall govern.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]10. Requests may be made to:

Goodman Global Group, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

713-861-2500

Attention: Ben D. Campbell,

Executive Vice President, Secretary

and General Counsel

[9]	To be included only on Transfer Restricted Notes.

[10]	To be included only on Transfer Restricted Notes.

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________________________________________________________________

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: ________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box below:

☐ Section 4.12	☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 of principal amount at maturity or multiple integrals of $1,000 in excess thereof only, except if you have elected to have all of your Notes purchased: $___________

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Social Security or Tax Identification No.: ___________

Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE11

The principal amount at maturity of this Global Note will initially be [$____________]. The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

[11]	This should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Goodman Global Group, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

713-861-2500

Attention: General Counsel

Wells Fargo Bank, National Association

1445 Ross Avenue—2nd Floor

Dallas, TX 75202

214-777-4086

Attention: Corporate Trust Services

Re:	11.500% Senior Discount Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of December 16, 2009 (the “Indenture”), between Goodman Global Group, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. ______________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $___________ in such Note[s] or interests (the “Transfer”), to __________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)  ☐    Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)  ☐    Such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c)  ☐    Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)  ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of Notes at the time of transfer of an aggregate principal amount at maturity of less than $250,000, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuer, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)    ☐    Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any

State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)    ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)    ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(b)	☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP [ ]), or

(ii)	☐ Regulation S Global Note (CUSIP [ ]), or

(iii)	☐ Unrestricted Global Note (CUSIP [ ]); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Goodman Global Group, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

713-861-2500

Attention: General Counsel

Wells Fargo Bank, National Association

1445 Ross Avenue—2nd Floor

Dallas, TX 75202

214-777-4086

Attention: Corporate Trust Services

Re:	11.500% Senior Discount Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of December 16, 2009 (the “Indenture”), between Goodman Global Group, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)  ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)  ☐   Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐   Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount at maturity, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount at maturity, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated: ________________________

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING

INSTITUTIONAL ACCREDITED INVESTOR

Goodman Global Group, Inc.

5151 San Felipe, Suite 500

Houston, TX 77056

713-861-2500

Attention: General Counsel

Wells Fargo Bank, National Association

1445 Ross Avenue—2nd Floor

Dallas, TX 75202

214-777-4086

Attention: Corporate Trust Services

Re:	11.500% Senior Discount Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of December 16, 2009 (the “Indenture”), between Goodman Global Group, Inc., as issuer (the “Company”), and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount at maturity of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any of its subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of Notes of an aggregate principal amount at maturity of less than $250,000, an opinion of counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of the Securities Act

D-1

(and based upon an opinion of counsel acceptable to the Issuer) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

D-2

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: _____________________, _____
[Insert Name of Accredited Investor]

By:
Name:
Title:

D-3